                                                                   Exhibit 99(g)

                                                                         ENTERED
                                                                     FEB 02 1999
                                                           U.S. BANKRUPTCY COURT
                                                            DISTRICT OF MARYLAND
                                                                       GREENBELT
                                                            [STAMP OF THE COURT]

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF MARYLAND
                                Southern Division


---------------------------------------
In re                                  )
                                       )
CRIIMI MAE Inc., et al.,               )
                                       )                 Case No. 9823115
                      Debtors.         )                 (Jointly Administered)
                                       )                 Chapter 11
                                       )
---------------------------------------


         STIPULATION AND AGREED ORDER AUTHORIZING USE OF CASH COLLATERAL

     This Stipulation and Agreed Order is entered into this __ day of December, 1998 by and between CRIIMI MAE Inc. ("CMI") and German American Capital Corporation ("GACC"):

     WHEREAS on October 5, 1998 (the "Petition Date"), CMI, CRIIMI MAE Management, Inc. ("Management") and CRIIMI MAE Holdings II, L.P. ("Holdings" and, collectively with CMI and Management, the "Debtors") commenced the above-captioned cases by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code");

     WHEREAS the Debtors continue in possession of their properties and assets and the management of their businesses as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code;

     WHEREAS CMI is a self-administered real estate investment trust organized and existing under the laws of the State of Maryland with its principal place of business at 11200 Rockville Pike, Rockville, MD 20852. CMI, together with its direct and indirect subsidiaries, is a fully integrated commercial mortgage company whose primary activities include (i) acquiring non-investment grade subordinated securities backed by first mortgage loans on multi-family properties and other commercial real estate ("Subordinated CMBS"), and (ii) originating, servicing, and securitizing commercial mortgage loans and commercial mortgage backed securities ("CMBS");

     WHEREAS by order of this Court, the Debtors' cases have been consolidated for administrative purposes only;

     WHEREAS GACC and CMI are parties to a certain Master Loan and Security Agreement, dated as of March 31, 1998 (as the same has heretofore been amended on June 30, 1998 and October 1, 1998, the "Agreement"), pursuant to which GACC made loans to CMI (collectively, the "GACC Loan);

     WHEREAS CMI believes that as of the Petition Date, the outstanding principal balance of the GACC Loan is approximately $177,508,216.72 (the "GACC Loan");

     WHEREAS pursuant to the Agreement, CMI pledged its interest in certain securities identified in Schedule A annexed hereto (the "Securities") to GACC;

     WHEREAS the Securities generate proceeds, dividends, distributions and income periodically, which is paid to GACC or the Debtors, as the case may be, on a monthly basis (collectively, "Income");

     WHEREAS GACC has alleged, and the Debtors have agreed with GACC, that GACC has a valid perfected first priority security interest in the Securities and Income and that the Income constitutes its cash collateral;

     WHEREAS the Debtors have alleged that the value of the Securities is substantially in excess of the GACC Loan and to the extent that GACC holds a validly perfected security interest in the Securities and Income, GACC is adequately protected against any loss by the value of the Securities in excess of the GACC Loan; and

     WHEREAS, GACC disputes that it is adequately protected.

     NOW, THEREFORE, in consideration of the mutual premises set forth herein, the parties hereto stipulate, agree and the Court finds and orders as follows:

     1. USE OF CASH COLLATERAL: During the term of this Stipulation, the Debtors are hereby authorized to use GACC's cash collateral to the extent and upon the terms set forth below:

     (a) GACC shall remit or cause to be remitted all Net Income (as hereinafter defined) to the Debtors periodically but in no event later than the fourth (4th) business day of each month commencing December 1998 (or, if later, the second (2nd) business day after the payment on the "CMCMT Securities" identified in Schedule A for that month is received). GACC shall not be obligated to remit Net Income to the Debtors at any time while the Debtors (or any of them) shall be in breach of any of their material obligations hereunder. As used herein, "Net Income" shall mean, with respect to any period, all Income received by GACC in respect of the Securities during such period, MINUS all amounts retained by GACC during such period in accordance with the provisions of paragraph 2(a) hereof. Net Income for the months of October 1998 and November 1998 shall be paid and applied in accordance with the parameters of this Stipulation no later than five business days after entry of an order approving this Stipulation.

     (b) subject to paragraph 7 hereof, the Debtors shall be entitled to use the Net Income remitted to them by GACC pursuant to clause (a) above in the ordinary course of their business or as otherwise permitted by Court order; PROVIDED HOWEVER, that without the written consent of GACC or an order of the Court (including, without limitation, an order confirming a plan of reorganization), such Net Income shall not be used by the Debtors for the purpose of (i) originating commercial mortgage loans, (ii) purchasing mortgage loans or mortgage-backed securities or (iii) making payments to their creditors other than GACC on account of pre-petition claims in amounts greater than $500,000 (per claim) in respect of indebtedness for borrowed money or repurchase obligations under repurchase agreements; PROVIDED, however, that the Debtors may make payments to secured creditors from such creditors' own collateral or its proceeds. For purposes of the foregoing proviso, all payments made by the Debtors during the term of this Stipulation for any of the purposes identified in clauses (i),
          (ii) and (iii) of such proviso (other than payments to a secured creditor made from such creditor's own collateral security or its proceeds) shall be conclusively presumed to have been paid out of Net Income. The limitations contained herein shall expire upon termination of this Stipulation.

     2. ADEQUATE PROTECTION: Subject to paragraph 6 hereof, as adequate protection against, and to the extent (if any) of, the diminution of the value of GACC's interest in the Securities, GACC is hereby granted, pursuant to sections 361 and 363 of the Bankruptcy Code, the following:

     (a) GACC shall be entitled to retain from the Income received by it each month in respect of the Securities and (subject to paragraph 6 hereof) to apply on account of the Debtors' obligations in respect of the GACC Loan, (including, without limitation, any payment obligations of CMI under Section 4.07(c) of the Agreement) a periodic monthly payment in an amount equal to the sum of (i) interest accruing on the GACC Loan at the rate prescribed in the Agreement which is the non-default rate (NOT the Post-Default Rate, as defined in the Agreement) (the "Interest Amount"), plus (ii) twenty-five percent (25%) of the amount, if any, by which the Income for such month exceeds the Interest Amount for such month (it being agreed between the Debtors and GACC that the payment required under this clause (ii) shall be applied by GACC in reduction of the outstanding principal of the GACC Loan) plus (iii) at GACC's option, the actual costs of hedging the GACC Loan incurred by GACC (the "Actual Hedge Cost"); PROVIDED, HOWEVER, that (A) not more than $100,000,000 (the "Hedged Amount") of the GACC Loan shall be hedged, (B) the Debtors shall be entitled to receive the benefits, if any, of the hedge with respect to any period for which the

          Actual Hedge Cost shall have been paid using Income, (C) GACC shall consult and in good faith attempt to reach a consensus with the Debtors and its advisors about the proper method and costs of a hedging program with a goal of a program entailing an annual cost not to exceed $1,500,000 (the "Target Hedge Cost") prior to entering into such program, and (D) in no event shall the amount of the payment required pursuant to this clause (iii) to be made on any periodic monthly payment date exceed the amount by which the sum of all payments previously made pursuant to this clause (iii) is less than a cost of 300 basis points (3%) per annum on the Hedged Amount (the "Capped Hedge Amount"), prorated for the period commencing on the first day such hedging program is in effect and ending on such periodic payment date; plus (iv) the amount, if any, by which the payment required to be made with respect to such month pursuant to clause (iii) above is less than the payment required to be made with respect to such month pursuant to clause (ii) above (it being agreed between the Debtors and GACC that the payment required under this clause (iv) shall be applied by GACC in reduction of the outstanding principal of the GACC Loan); plus (v) any amounts described in clauses
          (i), (ii), (iii) and (iv) above remaining unpaid from prior months (commencing with October 1998); and PROVIDED FURTHER, that the making of such periodic payment under this paragraph 2(a), (x) shall be deemed to have been made on account of, and not in full satisfaction of, CMI's payment obligations under Section 4.07(c) of the Agreement (and GACC's rights under such Section to recover from

          CMI (out of the Collateral or otherwise) the full amount of the hedging costs actually incurred by GACC shall not be limited or impaired by anything contained in this Stipulation and Order), (y) shall be without prejudice to the rights of any official committee appointed in these cases to seek the characterization of any or all such retentions and/or payments as being on account of CMI's principal obligation to GACC, and (z) shall not constitute an acknowledgment or agreement by GACC that such periodic monthly payment is sufficient to constitute adequate protection of GACC (the Debtors agreeing that this Stipulation shall not be quoted, cited or otherwise introduced as evidence of such an acknowledgment or agreement in any case, litigation or other proceeding);

     (b) the Debtors shall provide to GACC periodic monthly reports detailing the uses of the Net Income (and each such report shall be accompanied by the certification of the Debtors' chief executive officer or chief financial officer to the effect that, as of the date of such certification, no Net Income has been used by the Debtors for a purpose prohibited under paragraph 1(b) hereof); and

     (c) the Debtors shall provide GACC with access to the Debtors' books, records and management personnel upon reasonable request during normal business hours.

     3. NONWAIVER OF LIENS: Subject to paragraph 6 hereof, nothing herein shall in any way restrict the scope, validity, perfection or enforceability of GACC's prepetition liens, security interests, or claims with respect to the GACC Loan, the Securities or the Income.

     4. MODIFICATION OF ADEQUATE PROTECTION: (a) GACC may, at any time, upon five (5) business days' notice to the Debtors, (i) request the Court to increase the payments to, retentions by or other protections for its benefit as a condition to the continued use by the Debtors of the Net Income, or (ii) otherwise seek relief from the automatic stay imposed by section 362 of the Bankruptcy Code with respect to Securities and/or the Income (in which event, the Debtors and any official committee may, INTER ALIA, also request the Court to decrease the adequate protection payments or other adequate protection provisions granted pursuant to this Order); PROVIDED, HOWEVER, that for a period commencing on the date hereof and terminating 120 days thereafter (the "Standstill Period"), GACC shall not, except as provided in the immediately following sentence, (x) seek relief from the automatic stay imposed by Bankruptcy Code section 362 with respect to the Securities and/or Income or (y) seek modification of the adequate protection arrangement set forth in this Stipulation and Order. Notwithstanding the foregoing, during the Standstill Period, GACC may upon five (5) days' notice to the Debtors seek the relief specified in (a)(i) or (ii) above; PROVIDED, HOWEVER, that if GACC shall seek such relief, the Debtors shall have a reciprocal right to seek relief to decrease the adequate protection payments or other protections granted herein or seek turnover of the Securities and/or Income upon two (2) business days' notice to GACC. Notwithstanding the foregoing, nothing herein shall restrict or prejudice the rights of any official committee appointed in these cases to seek relief to decrease the adequate protection payments or other protections granted herein or seek turnover of the Securities and/or Income upon five (5) days' notice to GACC.

     (b) In the event (i) the Court shall enter an order authorizing any Other CMBS Creditor (as hereinafter defined) to retain, for purposes of adequate protection, all or any substantial portion of the income on such Other CMBS Creditor's collateral as adequate protection for such Other CMBS Creditor or (ii) the Debtors shall enter into an agreement or stipulation with any Other CMBS Creditor having the same purpose and effect as the order described in clause (i) of this paragraph 4(b), the Debtors shall take such actions, if any (including, without limitation, entering into a similar agreement or stipulation with GACC and/or making one or more motions before the Court), as shall be necessary to afford GACC treatment with respect to the Income no less favorable than the treatment afforded to such Other CMBS Creditor with respect to the retaining of income on its collateral for purposes of adequate protection (solely for the respective periods pursuant to which the other CMBS Creditor is afforded more favorable treatment). As used herein, "Other CMBS Creditor" shall mean any of Merrill Lynch Mortgage Capital Inc., Lehman Brothers Capital and First Union National Bank, PROVIDED HOWEVER, that "Other CMBS Creditors" shall also include each of Citicorp Securities, Inc. and Morgan Stanley & Co. International, Ltd., only if (i) the Court enters a final order holding that such entity is a secured creditor and does not have rights under 11 U.S.C. ss.ss. 555 or 559, or the Debtors and such creditor so stipulate and also agree that such creditor shall be treated as a secured creditor for purposes of determining the parties respective rights with respect to the income on such creditors collateral for any relevant period during these cases, and (ii) after entry of such order or the filing of such stipulation, the Court awards such creditor adequate protection payments and/or retention for the purpose of adequate protection.

     5. FINAL ORDER: This Order shall be applicable, valid and fully effective as of the date of its entry, continue on a final basis, remain in full force and effect and constitute final authority for the financial accommodations contemplated by this Order, unless modified or vacated by other subsequent order of this Court. Subject to paragraph 6, if any or all of the provisions of this Order are hereafter modified, vacated or stayed by subsequent order of this or any other

Court, such stay, modification or vacatur shall not affect the validity and enforceability of any payment or other benefit authorized hereby with respect to the adequate protection rights or obligations incurred prior to such modification.

     6. RESERVATION OF RIGHTS: Nothing herein shall constitute an admission by the parties or a finding or determination by the Court concerning (i) the validity, perfection, priority, enforceability or non-avoidability of the obligations incurred or the liens and security interests granted by one or more of the Debtors to GACC prior to the Petition Date (except that the Debtors have agreed with GACC that GACC has a valid perfected first priority security interest in the Securities and the Income), or the presence or absence of adequate protection with respect thereto, and (ii) any issues arising under sections 506(b), 506(c) and 552 of the Bankruptcy Code including but not limited to (a) GACC's entitlement to reasonable attorneys' fees and interest on unpaid interest and (b) the Debtor's entitlement to surcharge the Securities or Income. Nothing contained in this Order shall prejudice, impair, waive or affect any official committee's or any other party in interest's rights, including the right to object to, challenge or contest the validity, perfection, priority or enforceability of such obligations, liens or security interests or to commence one or more actions seeking to avoid and/or subordinate such obligations, liens or security interests or to recover payments made on account of such obligations, liens or security interests pursuant to applicable provisions of the Bankruptcy Code or applicable law; PROVIDED HOWEVER, that (i) the Debtors shall not seek to recover any payment or retention made pursuant to paragraph 2(a) hereof, nor shall the Debtors object to, challenge or contest the validity, perfection, priority or enforceability of GACC's security interest in the Securities and Income, and (ii) any official committee appointed herein shall have, in addition to its other rights, the right specified in the last sentence of paragraph 4(a) and 2(a)(y) hereof and shall also have the right to seek to recover payments or retentions made hereunder upon a court finding that the GACC Loan is not valid, perfected, enforceable or is avoidable. Nothing in this Stipulation and Agreed Order shall be construed to authorize the use or transfer by any Debtor of any other Debtor's funds for any purpose which would not otherwise be permitted absent this Stipulation and Agreed Order.

     7. TERMINATION: This Stipulation and Order shall terminate upon expiration of the Standstill Period unless otherwise extended in writing by the parties; PROVIDED, HOWEVER, that (i) any obligations of the parties hereunder required to have been performed prior to expiration of the Standstill Period shall survive such termination, and (ii) in the event GACC seeks any of the relief specified in paragraph 4 hereof, this Stipulation shall terminate upon entry of an order by the Bankruptcy Court that purports to supersede the provisions hereof.

     8. SIGNING IN COUNTERPARTS: This Stipulation and Order may be executed by facsimile in as many counterparts as may be required, and it shall not be necessary that the signatures of, or on behalf of, each party, appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, appear on one or more counterparts, all counterparts of which shall collectively constitute a single document. Any party executing by facsimile will provide an original signature page within a reasonable period of time.

     9. AUTHORIZATION: Each of the professionals, whose signatures are reflected below, represents, warrants and covenants that he or she has the requisite authority to enter into this Stipulation and Order on behalf of the party that he or she represents.

     10. NOTICES: Unless required by the Bankruptcy Code or Bankruptcy Rules, all notices, requests, elections or demands in connection with the Stipulation and Order, shall be in writing and shall be delivered personally or by telecopy, telex or other telegraphic means (confirmed by first class mail or express mail). Such notice shall be deemed to have been given when received and, if sent to CRIIMI MAE Inc., addressed to:

                                   CRIIMI MAE Inc.
                                   11200 Rockville Pike
                                   Rockville, MD 20852
                                   Attention: David B. Iannarone, Esq.
                                   Fax: 301-255-0620
                                   Phone: 301-816-2300

                                   COPY TO :

                                   Akin, Gump, Strauss, Hauer & Feld, LLP
                                   1333 New Hampshire Avenue, N.W.
                                   Washington, D.C. 20036
                                   Attention: Stanley J. Samorajczyk, P.C.
                                   Fax: 202-887-4288
                                   Phone: 202-887-4000

                                   Akin, Gump, Strauss, Hauer & Feld, LLP
                                   590 Madison Avenue, 20th Floor
                                   New York, New York 10022
                                   Attention: Michael S. Stamer, Esq.
                                   Fax: 212-872-1002
                                   Phone: 212-872-1000

                                   IF SENT TO:

                                    German American Capital Corp.
                                    c/o Deutsche Bank Securities Inc.
                                    31 West 52nd Street
                                    New York, New York 10019
                                    Attention: Mr. Jon A. Vaccaro
                                    Fax: 212-469-8518
                                    Phone: 212-469-6985

                                    COPIES TO:

                                    Deutsche Bank Securities Inc.
                                    Legal Division
                                    31 West 52nd Street
                                    New York, New York 10019
                                    Attention: Jeffrey T. Welch, Esq.
                                    Fax: 212-468-8172

                                    Phone: 212-469-7980

                                    Wachtell, Lipton Rosen & Katz
                                    51 West 52nd Street
                                    New York, New York 10019
                                    Attention: Michael B. Benner, Esq.
                                               Richard G. Mason, Esq.
                                    Fax: (212) 403-2000
                                    Phone: (212) 403-1000

                                    WITH COPIES OF ALL CORRESPONDENCE TO:

                                    Official Committee of Unsecured Creditors of
                                      CMI
                                    c/o Arnold & Porter
                                    555 12th Street Northwest
                                    Washington, D.C. 20004
                                    Attention: Dan Lewis, Esq.
                                    Fax: (202) 942-5999
                                    Phone: (202) 942-5000

                                    COPIES TO:

                                    Official Committee of Equity Security
                                      Holders of CRIIMI MAE Inc.
                                    c/o Covington & Burling
                                    1201 Pennsylvania Avenue Northwest
                                    Washington, D.C. 20004
                                    Attention: Dennis Auerbuch, Esq.
                                    Fax: (202) 662-6291
                                    Phone: (202) 662-5226

CONSENTED TO:

                                                  CRIIMI MAE INC.


                                   By: /S/ STANLEY J. SAMORAJCYZK WITH
                                       PERMISSION BY MDT

                                       Stanley J. Samorajczyk, P.C.
                                       Michael S. Stamer
                                       AKIN, GUMP, STRAUSS, HAUER & FELD, LLP
                                       1333 New Hampshire Avenue, N.W.
                                       Washington, D.C. 20036
                                       (202) 887-4000

                                   Counsel for CRIIMI MAE Inc.

                                   GERMAN AMERICAN CAPITAL CORP.


                                   BY:  /S/ MICHAEL B. BENNER
                                        ------------------------
                                        Michael B. Benner
                                        Richard G. Mason
                                        WACHTELL, LIPTON ROSEN & KATZ
                                        51 WEST 52ND STREET
                                        NEW YORK, NY 10019
                                        (212) 403-1000

                                   Counsel for German American Capital Corp.

                                   NO OBJECTIONS:

                                   OFFICIAL COMMITTEE OF UNSECURED
                                   CREDITORS OF CMI

                                   By: /S/  DANIEL M. LEWIS
                                       --------------------------
                                       Dan Lewis
                                       ARNOLD & PORTER
                                       555 12th Street Northwest
                                       Washington, D.C. 20004
                                       (202) 942-5999

                                   Counsel for Official Committee of Unsecured
                                   Creditors of CMI

So Ordered this __ day of
January, 1999

/S/ DUNCAN KEIR
--------------------
Hon. Duncan Keir
United States Bankruptcy Judge


                                       15